Exhibit 10.19

VOCUS, INC.

2005 STOCK AWARD PLAN

RESTRICTED STOCK AGREEMENT

Unless otherwise defined herein, the terms defined in the 2005 Stock Award Plan shall have the same defined meanings in this Restricted Stock Agreement (the “Agreement”).

I. NOTICE OF RESTRICTED STOCK GRANT

Name:	(“Recipient”)

Address:

The undersigned Recipient has been granted shares of common stock of the Company (“Common Stock”), subject to the terms and conditions of the Plan and this Restricted Stock Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Total Number of Shares Granted:

Type of Grant:	Restricted Stock Award

Vesting Schedule: This Grant shall be vested according to the following vesting schedule:

% of the shares subject to the Grant shall vest [on anniversaries] of the Vesting Commencement Date, subject to Recipient’s Continuous Service on such dates.

II. AGREEMENT

1. Award of Restricted Stock. The Plan Administrator of the Company hereby grants to the Recipient named in the Notice of Restricted Stock Grant, the number of Shares set forth in the Notice of Restricted Stock Grant (collectively the “Restricted Stock”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 10(e) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. As a condition to entering into this Agreement, and as a condition to the issuance of any shares of Restricted Stock (or any other securities of the Company), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan.

2. Vesting of Restricted Stock.

(a) Except as otherwise provided in Sections 2 and 4 of this Agreement, the shares of Restricted Stock shall become vested in accordance with the Vesting Schedule set out in the Notice of Restricted Stock Grant and with the applicable provisions of the Plan and this Agreement, provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date.

There shall be no proportionate or partial vesting of shares of Restricted Stock in or during the months, days or periods prior to each vesting date, and all vesting of shares of Restricted Stock shall occur only on the applicable vesting date. Upon the termination or cessation of Recipient’s Continuous

Service, for any reason whatsoever, any portion of the Restricted Stock which has not vested, and which does not then become vested pursuant to this Section 2 shall automatically and without notice terminate, be forfeited and be and become null and void.

(b) Notwithstanding any other term or provision of this Agreement, in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, as defined in Section 2(h) of the Plan, the Restricted Stock may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Plan Administrator: (a) the continuation of the grant of the Restricted Stock by the Company, if the Company is a surviving corporation, subject to the terms and conditions set forth herein, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) of the Plan, the Restricted Stock by the surviving corporation or its parent or subsidiary, (c) full vesting of the Restricted Stock, or (d) as otherwise determined by the Plan Administrator.

(c) Notwithstanding any other provision in this Agreement:

(i) If the Company terminates Recipient’s employment without Cause (other than as a result of Recipient’s death or disability) or Recipient resigns for Good Reason, any Non-Vested Shares shall continue to vest in accordance with the vesting schedule set forth herein for the period set forth in Recipient’s employment agreement with the Company (the “Employment Agreement”) after the date of termination of Recipient’s employment, as though Recipient were to continue to be employed by the Company during such period.

(ii) If, during the period that begins 90 days prior to the effective date of a Change in Control and ends on the six month anniversary of the effective date of the Change in Control, the Company terminates Recipient’s employment without Cause (other than as a result of Recipient’s death or disability) or Recipient resigns for Good Reason, then any Non-Vested Shares will become fully vested upon the later of the effective date of the Change in Control or such termination of employment

(iii) For purposes of this Paragraph (c), the terms “Cause”, “Good Reason” and “Change in Control” shall have the meanings given such terms in the Employment Agreement. The vesting rights provided under this Paragraph (c) shall be subject to such additional requirements, including without limitation the execution of a release by Recipient, as shall be provided under the Employment Agreement.

(d) For purposes of this Agreement, the following terms shall have the meanings indicated:

(i) “Non-Vested Shares” means any portion of the Restricted Stock subject to this Agreement that has not become vested pursuant to this Section 2.

(ii) “Vested Shares” means any portion of the Restricted Stock subject to this Agreement that is and has become vested pursuant to this Section 2.

3. Delivery of Restricted Stock.

(a) One or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Recipient but shall be held and retained by the Company until the date (the “Applicable Date”) on which the shares (or a portion thereof) subject to this Restricted Stock award become Vested Shares. All such stock certificates shall bear the following legends, along with such other legends that the Board or the Plan Administrator shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK

AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

(b) The Recipient shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become Vested Shares. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his or her attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

(c) On or after each Applicable Date, upon written request to the Company by the Recipient, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all shares that become Vested Shares on that Applicable Date. Such certificate(s) shall be delivered to the Recipient within fifteen (15) business days of the date of receipt by the Company of the Recipient’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including any relating to restrictions on transferability and/or obligations and restrictions under any applicable securities laws).

4. Termination of Continuous Service. If the Recipient’s Continuous Service with the Company is terminated, any Non-Vested Shares shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Recipient. The Plan Administrator shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Non-Vested Shares pursuant to this Section 4.

5. Rights with Respect to Restricted Stock.

(a) Except as otherwise provided in this Agreement, the Recipient shall have, with respect to all of the shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of shares of Common Stock, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of Common Stock upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any Shares issued to the Recipient as a dividend with respect to shares of Restricted Stock shall have the same status and bear the same legend as the shares of Restricted Stock and shall be held by the Company, if the shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Plan Administrator. In addition, notwithstanding any provision to the contrary herein, any cash dividends declared with respect to shares of Restricted Stock subject to this Agreement shall be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. In the event that the shares of Restricted Stock are subsequently forfeited, any dividends of cash (including reinvested cash dividends), Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend shall be forfeited as well.

(b) If at any time while this Agreement is in effect (or shares granted hereunder shall be or remain unvested while Recipient’s Continuous Service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of such shares, then and in that event, the Board or the Plan Administrator shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

6. Transferability. The shares of Restricted Stock are not transferable until and unless they become Vested Shares. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Any attempt to effect a Transfer of any shares of Restricted Stock prior to the date on which the shares become Vested Shares shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, margin transaction, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7. Tax Matters; Section 83(b) Election.

(a) If the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock. If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b) If the Recipient does not properly make the election described in Subsection 7(a) above, the Recipient shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Plan Administrator for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(c) Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient’s filing, withholding and payment (or tax liability) obligations.

8. Amendment or Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.

9. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10. Miscellaneous.

(a) Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and the Restricted Stock Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Recipient with respect to the subject matter hereof, and may not be modified adversely to the Recipient’s interest except by means of a writing signed by the Company and Recipient. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

(b) No Guarantee of Continued Service. RECIPIENT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR DIRECTOR (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER). RECIPIENT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH RECIPIENT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE RECIPIENT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR DIRECTOR, AS APPLICABLE, AT ANY TIME, WITH OR WITHOUT CAUSE.

(c) No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(d) Interpretation. Recipient acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Restricted Stock subject to all of the terms and provisions thereof. Recipient has reviewed the Plan and this Restricted Stock in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Restricted Stock and fully understands all provisions of the Restricted Stock. Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Plan or this Restricted Stock. Recipient further agrees to notify the Company under any change in the residence address indicated below.

(e) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s President at its principal office and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

RECIPIENT	VOCUS, INC.

Signature	Signature

Stephen A. Vintz, EVP/CFO
Printed Name